Exhibit 10.3

HUMANA RETIREMENT AND SAVINGS PLAN

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THRIFT EXCESS PLAN

HUMANA OFFICERS’ TARGET RETIREMENT PLAN

AMENDMENTS

HUMANA RETIREMENT AND SAVINGS PLAN (“QUALIFIED PLAN”)

•	Hardship Withdrawals

•	Previous: No limit on number of hardship withdrawals

•	As Amended: Limits hardship withdrawals to two per plan year and suspends contributions for six months after withdrawal

•	Rollovers

•	Previous: Allowed for rollovers to Humana’s plan only from certain other qualified plans

•	As Amended: Permits additional rollovers allowed by a new law (Economic Growth and Tax Relief Reconciliation Act), including rollovers from retirement plans and deferred compensation plans for public employees

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (“SERP’), THRIFT EXCESS PLAN (“TEP”) (‘NONQUALIFIED PLANS”)

•	Beneficiaries

•	Previous: Beneficiary designations were the same beneficiaries designated for the qualified plan

•	As Amended: Participants can designate beneficiaries independently with respect to each of the nonqualified plans

•	Merge the SERP and TEP into a single plan

•	Previous: Plans were separate with different provisions and investment vehicles

•	As Amended: A single plan. Accounts within the plan will remain separate, since the SERP funds but not the TEP funds are an offset to the Humana Officers’ Target Retirement Plan

•	Distributions

•	Previous: Beneficiaries could select a variety of forms of payment, including annuity, fixed-term payments, lump sums

•	As Amended: Beneficiaries will have to take a lump-sum payment of all total amounts of $25,000 or below in the Nonqualified Plan

•	Investment Options

•	Previous: Amounts credited to the SERP were deemed invested in the same manner as amounts invested in the Humana Retirement and Savings Plan (“Qualified Plan”). Amounts credited to the TEP were deemed to be invested in the Stable Value Fund option, which is also available under the Qualified Plan

•	As Amended: Amounts credited to the SERP and TEP will be deemed invested in the investment vehicles selected by participants in the Qualified Plan effective December 31, 2003, subject to certain exceptions to insure compliance with Section 16(b)

HUMANA OFFICERS’ TARGET RETIREMENT PLAN (“Target Plan”)

•	Offsets

•	Previous: The Target Plan provided that balances in the participant’s SERP and Retirement Account are offsets to the Company’s obligations for payment. The plan was silent on the calculation of the offset if the Retirement Account is reduced by a qualified domestic relations order (“QDRO”) in a divorce settlement or for any other reason (such as in the case of a rehire of a person who rolled over funds to an IRA following a prior termination)

•	As Amended: Clarifies that the offset will be calculated without regard to the QDRO or other removal of funds so that the Company will be in the same position it would have been in had the offset not occurred